UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2010

MEDIFAST, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23016	13-3714405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Ident. No.)

11445 Cronhill Drive, Owing Mills, Maryland	21117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (410)-581-8042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR    230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR   240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the current report on Form 8-K filed April 15, 2010 is being filed to correct the “Date of Report (Date of Earliest Event Reported)” from April 15, 2010 to April 14, 2010, to amend and restate the disclosure made in “Item 4.01. Changes in Registrant’s Certifying Accountant” and to also file as an exhibit the letter from the registrant’s former independent registered public accounting firm to the Securities and Exchange Commission regarding the amended and restated disclosure made in Item 4.01 below.

Item 4.01 Changes In Registrant's Certifying Accountant.

(a) Dismissal of Friedman, LLP

(a) On April 14, 2010, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Medifast, Inc. (the “Company”) determined to dismiss Friedman LLP (“Friedman”) as the Company’s independent registered public accounting firm. The Company then notified Friedman of the dismissal on April 14, 2010.

Friedman’s reports on the Company’s consolidated financial statements  and on the effectiveness of internal control over financial reporting as of and for the year ended December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

1) Friedman’s report on the effectiveness of internal control over financial reporting as of December 31, 2009 indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2009 because of the effect of material weaknesses on the income tax provision calculation.

On January 1, 2010 Bagell, Josephs, Levine, and Company, LLP merged with Friedman, LLP.  The Company’s premerger predecessor  audit firm, Bagell, Josephs, Levine and Company, LLP, reports on the Company’s consolidated financial statements and on the effectiveness of internal control over financial reporting as of and for the year ended December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2009 and December 31, 2008 and the subsequent period through April 13, 2010, the Company did not have any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Friedman, LLP or the premerger  predecessor firm, Bagell, Josephs, Levine, and Company LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Friedman, LLP or Bagell, Josephs, Levine, and Company, LLP  would have caused it to make reference to the subject matter of the disagreements in connection with its report. Also during this period, there have been no reportable events other than discussed in 1) above, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Friedman with a copy of these disclosures and has requested that Friedman furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. This letter from Friedman is attached as Exhibit 16.1 to this current report on Form 8-K.

(b) Engagement of McGladrey &Pullen

Since Congress instituted the Sarbanes Oxley provisions for public companies, the number of accounting firms who audit public companies has significantly declined. Due to the consolidation and mergers of Accounting Firms who are qualified to audit public companies, smaller regional accounting firms like Bagell, Josephs, Levine and Company LLP now have merged into larger, more diversified regional firms like Friedman, LLP.  Medifast, Inc. upon being notified of  this merger in late December, just prior to the annual inventory, continued with the surviving accounting firm entity to complete its 2009 Audited Financial Statements.

The Medifast Audit Committee conducted a complete review of the audit, tax and Sarbanes Oxley compliance needs of Medifast, Inc. which has experienced significant growth in revenues, profits and taxes.  The Chairman of the Audit Committee, Mr. Charles Connolly, after significant deliberations and review, has announced that as of April 14, 2010, Medifast Inc. (NYSE-MED) has engaged the firm of McGladrey & Pullen (McGladrey) of Baltimore, MD to perform audit and tax services for Medifast, Inc.  The Committee determined that McGladrey has extensive resources and experience with public companies on a national and regional basis to better serve Medifast.  This represents the first time Medifast, Inc. (NYSE-MED) has elected to change auditors since 2004.

The Company did not engage McGladrey in any prior consultations during the Company’s fiscal years ended December 31, 2009 and December 31, 2008 or the subsequent period through the date of the filing of this current report on Form 8-K regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report   nor oral advice was provided to the Company by McGladrey with such conclusions which was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

Dated: April 29, 2010

/s/ Michael S. McDevitt
Michael S. McDevitt
Chief Executive Officer